Exhibit 99.2

STELLAR PHARMACEUTICALS INC.

SUBSCRIPTION AGREEMENT FOR UNITS (CANADIAN SUBSCRIBERS)

TO:  STELLAR PHARMACEUTICALS INC.

The undersigned (the "Subscriber") hereby irrevocably subscribes for and offers to purchase from Stellar Pharmaceuticals Inc. (the "Corporation") that number of Units (as hereinafter defined) specified below at a price of U.S.$1.00 per Unit.  The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Units" and acknowledges that the Corporation and its counsel, are relying upon the representations, warranties and covenants of the Subscriber set forth therein and in the schedules thereto. The purchase and sale of the Units hereunder forms part of a larger offering of up to U.S.$1,000,000 of Units (the "Offering") (exclusive of any proceeds from the exercise of Warrants (as defined below)).

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print ALL information (other than signatures), as applicable, in the space provided below

(Name of Subscriber):_________________________________	Number of Units:__________________________________x U.S.$1.00

Account Reference (if applicable):________________________________	=
Aggregate Subscription Price:________________________________
(the "Subscription Price")
By:_______________________________________________________
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)
If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, and in each case satisfying the criteria set forth in National Instrument 45-106, complete the following:

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	(Name of Principal)

(Subscriber's Residential Address)	(Principal's Residential Address)

(Subscriber's Telephone Number) (Email Address)	(Principal's Telephone Number)

Account Registration Information:	Delivery Instructions as set forth below:

(Name)	(Name)
(Account Reference, if applicable)	(Account Reference, if applicable)
(Address, including Postal Code)	(Address)
(Contact Name) (Telephone Number)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS

ARTICLE 1  INTERPRETATION

1.1  Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"Business Day" means a day other than a Saturday, Sunday, statutory holiday, civic holiday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

"Closing" shall have the meaning ascribed to such term in Section 4.1.

"Closing Date" shall have the meaning ascribed to such term in Section 4.1.

"Closing Time" shall have the meaning ascribed to such term in Section 4.1.

"Common Shares" means common shares in the capital of the Corporation.

"Control Person" has the meaning ascribed in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

"Corporation" means Stellar Pharmaceuticals Inc. and includes any successor corporation to or of the Corporation.

"Insider" means (a) a director or senior officer of the Corporation, (b) a director or senior officer of a company that is an insider or subsidiary of the Corporation, or (c) any person who beneficially owns or controls, directly or indirectly, voting securities of the Corporation carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

"Offering" means the offering of up to 1,000,000 Units.

"Person" means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"Regulation D" means Regulation D promulgated under the U.S. Securities Act.

"Regulation S" means Regulation S promulgated under the U.S. Securities Act.

"Securities Laws" means, in respect of the Offering, the securities laws, regulations and exchange rules having application thereto and the rules, policies, notices and orders issued by the Securities Regulators having application thereto.

"Securities Regulators" means the securities commissions or other securities regulatory authorities of all the Selling Jurisdictions or the relevant Selling Jurisdiction as the context requires.

"Selling Jurisdictions" means (i) all of the provinces of Canada pursuant to available private placement exemptions; (ii) the United States on a private placement basis only under Rule 506 of Regulation D or other available U.S. registration exemptions; and (iii) jurisdictions outside of Canada and the United States, in each case in accordance with all applicable laws provided that no prospectus, registration statement or similar document is required to be filed in such jurisdiction and the Corporation does not thereafter become subject to continuous disclosure obligations in such jurisdictions.

"Series 1 Warrant" means the Common Share purchase warrants of the Corporation comprising part of the Units with each such whole Series 1 Warrant entitling the holder thereof to acquire one Common Share at an exercise price of U.S.$1.50 per share for a period of 18 months following the issuance of the Series 1 Warrant.

"Series 2 Warrant" means the Common Share purchase warrants of the Corporation comprising part of the Units with each such whole Series 2 Warrant entitling the holder thereof to acquire one Common Share at an exercise price of U.S.$2.00 per share for a period of 18 months following the issuance of the Series 2 Warrant.

"Series 3 Warrant" means the Common Share purchase warrants of the Corporation comprising part of the Units with each such whole Series 3 Warrant entitling the holder thereof to acquire one Common Share at an exercise price of U.S.$2.50 per share for a period of 18 months following the issuance of the Series 3 Warrant.

"Subscriber" means the subscriber for Units as set out on the face page of this Subscription Agreement.

"Subscribed Units" means the number of Units set out on the face page of this Subscription Agreement.

"Subscription Agreement" means this subscription agreement (including the face page and any schedules hereto) and any instrument amending this Subscription Agreement; "hereof", "hereto", "hereunder", "herein" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "Article" or "Section" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"Subscription Price" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Term Sheet" means the term sheet delivered to potential purchasers of Units, a copy of which is attached hereto as Schedule "B".

"Underlying Securities" means the Common Shares and Warrants underlying the Units.

"Unit" has the meaning ascribed thereto in Section 3.2;

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"U.S. Person" means U.S. person as defined in Rule 902(k) of Regulation S.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"Warrant Share" has the meaning ascribed thereto in Section 3.2.

"Warrants" shall mean, collectively, the Series 1 Warrants, Series 2 Warrants and Series 3 Warrants.

1.2  Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3  Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "$", are expressed in United States dollars.

1.4  Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement.  The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer.  Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2  SCHEDULES

2.1  Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule "A"	-	Certificate of Accredited Investor
Schedule "B"	-	Term Sheet

ARTICLE 3  SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1  Subscription for Units

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Subscribed Units from the Corporation, and hereby tenders the Subscription Price, which, upon acceptance by the Corporation, will constitute a binding agreement of the Subscriber with the Corporation to purchase from the Corporation, and, on the part of the Corporation, to sell to the Subscriber, the Subscribed Units, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.2  Description of Units

Each Unit is to consist of one Common Share and one-half of a Series 1 Warrant, one-half of a Series 2 Warrant and one-half of a Series 3 Warrant (a "Unit"). Each whole Series 1 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $1.50, subject to adjustment as set forth in the Series 1 Warrant.  Each whole Series 2 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $2.00, subject to adjustment as set forth in the Series 2 Warrant.  Each whole Series 3 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $2.50, subject to adjustment as set forth in the Series 3 Warrant.  The Common Shares issuable on the exercise of the Series 1 Warrants, Series 2 Warrants and Series 3 Warrants are referred to herein as "Warrant Shares".

3.3  Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that notwithstanding Section 3.1 above the Corporation reserves the right, in its absolute discretion, to reject this subscription for the Subscribed Units, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation on account of the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Subscribed Units which is not accepted will be promptly delivered to the Subscriber without interest or deduction.

3.4  Offering

The Subscriber acknowledges that the Units, the Underlying Securities and the Warrant Shares have not been and, except as otherwise provided for herein or in the Warrants, will not be registered under the U.S. Securities Act or applicable state securities laws, and may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of a U.S. Person or person in the United States, except pursuant to applicable exemptions from the registration requirements of United States federal and state securities laws.

ARTICLE 4  CLOSING

4.1  Closing

Delivery and sale of the Subscribed Units and payment of the Subscription Price will be completed (the "Closing") at the offices of the Corporation's counsel, at 11:00 a.m. (Toronto time) (the "Closing Time") on October 1, 2010 or such other place or date or time as the Corporation and the Subscriber may mutually agree (the "Closing Date").

4.2  Conditions of Closing

The Subscriber acknowledges and agrees that as of the date of sale of the Units, none of the Units, the Underlying Securities or the Warrant Shares have been registered or qualified by a prospectus or registration statement, as applicable, and, such sale and issuance is subject to the condition that the Subscriber (or, if applicable, any others for whom it is contracting hereunder) return to the Corporation all documentation required by the Securities Laws.  The Subscriber acknowledges and agrees that the Corporation may provide the Securities Regulators with a list setting forth the identities of the beneficial purchasers of the Units.  Notwithstanding that the Subscriber may be purchasing Units as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfilment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Purchaser of the Purchase Price by bank draft or wire transfer in United States dollars;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement; and

(c)	the Subscriber having properly completed, signed and delivered Schedule "A" hereto.

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1  Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to, and covenants with, the Corporation as follows as at the date hereof and as at the Closing Time and acknowledges that the Subscriber and its counsel, are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)   the Corporation has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and has all requisite corporate power to carry on its business as now conducted and as presently proposed to be conducted and to own or lease its property and assets;

(b)   the Corporation has the power and authority to create, issue and deliver the Underlying Securities and the Warrant Shares issuable upon the due exercise of the Warrants;

(c)   as of the Closing Date, the Corporation will have taken all corporate steps necessary to duly authorize all matters in connection with the Offering, including, without limitation: (i) the execution and delivery of this Subscription Agreement and such other agreements and instruments as contemplated herein or therein; (ii) the creation, allotment and issuance of the Underlying Securities, as applicable; and (iii) the reservation and allotment of a sufficient number of Warrant Shares to be issued upon the due exercise of the Warrants;

(d)   this Subscription Agreement and all other agreements required in connection with the issue and sale of the Units have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms;

(e)   each of the execution and delivery of this Subscription Agreement and the certificates evidencing the Warrants, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Units and the consummation of the transactions contemplated in this Subscription Agreement, including the issuance and delivery of the Underlying Securities and delivery of the Warrant Shares upon the exercise of the Warrants, respectively, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) the constating documents or resolutions of the directors or shareholders of the Corporation which are in effect at the date hereof; or (B) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound;

(f)   upon the payment therefor, the Common Shares and Warrant Shares will have been validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(g)   the Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under applicable securities laws and, without limiting the generality of the foregoing, there has not occurred any material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition or capital of the Corporation on a consolidated basis since June 30, 2010 which has not been publicly disclosed on a non-confidential basis; all statements set forth in all documents publicly filed by or on behalf of the Corporation pursuant to applicable securities laws, were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements; and

(h)   the Corporation does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, and which would have a material adverse effect on, the Corporation or any of its material property, assets or operations.

ARTICLE 6  ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1  Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is acting, hereby represents and warrants to, and covenants with, the Corporation as follows as at the date hereof and as at the Closing Time and acknowledges that the Corporation and its counsel, are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)   The Subscriber and (if applicable) each beneficial purchaser for whom it is acting is resident or, if not an individual, has its head office, in the jurisdiction set out on the face page of this Subscription Agreement.  The address set forth on the face page of this Subscription Agreement is the residence of the Subscriber, or the residence of any beneficial purchaser for whom the Subscriber is acting, and such address was not obtained or used solely for the purpose of acquiring Units and the Subscriber and any beneficial purchaser was solicited to purchase Units, placed the buy order for the Subscribed Units and executed this Subscription Agreement, solely in such jurisdiction.

(b)   The Subscriber and each beneficial purchaser for whom it is acting is not a U.S. Person and the Subscriber is not purchasing Units for the account or benefit of a U.S. Person, was not offered the Units in the United States and did not execute this Subscription Agreement in the United States.

(c)   The Subscriber, on its own behalf and (if applicable) on behalf of each beneficial purchaser for whom it is acting, represents, warrants and certifies as set out in Schedule "A" hereto and further certifies that the Subscriber or (if applicable) each such beneficial purchaser, as the case may be, falls into one or more of the categories of prospectus exempt purchasers listed in Schedule "A" hereto as indicated on Schedule "A" hereto, which has been executed and delivered with this Subscription Agreement.

(d)   The Subscriber, on its own behalf and (if applicable) ob behalf of each beneficial purchaser for whom it is acting, has duly and properly completed, executed and delivered to the Corporation within applicable time periods, the certificate and form set forth in Schedule "A" hereto and the representations, warranties and certifications contained therein and in this Subscription Agreement are true and correct as at the date hereof and will be true and correct at the Closing Time.

(e)   The Subscriber confirms that the Units have not been offered to the Subscriber or any beneficial purchaser for whom it is acting in the United States and that this Subscription Agreement was not signed in the United States.

(f)   The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for and purchase of the Subscribed Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or any beneficial purchaser for whom the Subscriber is acting, the Securities Laws or any other laws applicable to the Subscriber or any beneficial purchaser for whom the Subscriber is acting, any agreement to which the Subscriber or any beneficial purchaser for whom the Subscriber is acting is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber or any beneficial purchaser for whom the Subscriber is acting.

(g)   In the case of a subscription for the Subscribed Units by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly and properly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such beneficial purchaser, who is purchasing as principal for its own account, not for the benefit of any other Person and not with a view to the resale or distribution of the Underlying Securities or Warrant Shares, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of such principal, enforceable in accordance with its terms against such principal, and the Subscriber acknowledges that the Corporation and/or the Agent may be required by law to disclose the identity of such beneficial purchaser for whom the Subscriber is acting;

(h)   In the case of a subscription for the Subscribed Units by the Subscriber acting as principal, this Subscription Agreement has been duly and properly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.  This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

(i)   If the Subscriber is:

(i)   a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Subscribed Units as contemplated herein and to observe and perform its obligations under the terms of this Subscription Agreement;

(ii)   a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)   an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(j)   There is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee.  If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Subscribed Units, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(k)   The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person and will not become a Control Person by virtue of the purchase of the Subscribed Units, and does not intend to act in concert with any other person to form a Control Person of the Corporation.

(l)   The Subscriber is not purchasing Units with knowledge of any material fact or information concerning the Corporation which has not been generally disclosed to the public.

(m)   No person has made to the Subscriber any written or oral representations:

(i)   that any person will resell or repurchase any of the Units or Underlying Securities;

(ii)   that any person will refund the Subscription Price; or

(iii)   as to the future price or value of the Units or the Underlying Securities.

(n)   This subscription for Units has not been made through or as a result of, and the distribution of Units is not being accompanied by, any form of advertisement, including, without limitation, in printed public media, radio, television, internet or telecommunications, including electronic display, or as part of a general solicitation.

(o)   The funds representing the Subscription Price which will be advanced by the Subscriber will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of its knowledge, none of the subscription funds to be provided by the Subscriber (i) have been or will be obtained or derived, directly or indirectly, as a result of illegal activities under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of the representations set forth in subparagraphs (i) and (ii) ceases to be true and provide the Corporation with appropriate information in connection therewith.

(p)   The delivery of this subscription, the acceptance hereof by the Corporation and the issuance of Subscribed Units to the Subscriber complies with all applicable laws of the Subscriber's jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement to which the Corporation is not currently subject.

(q) If the Subscriber is not an individual, the Subscriber was not created or is not being used solely to purchase or hold the Subscribed Units and has a bona fide purpose other than investing in the Subscribed Units.

6.2 Acknowledgments and Agreements of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is acting, acknowledges and agrees as follows:

(a)   The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)   The Subscriber acknowledges that the Corporation contemplates completing the Offering and that the aggregate gross proceeds of the Offering will be up to U.S.$1,000,000 (exclusive of any proceeds from the exercise of Warrants).

(c)   No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Subscribed Units.

(d)   There are restrictions on the Subscriber's ability to resell the Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the securities.

(e)   The Subscriber understands that in addition to such other legends that may be required pursuant to applicable Securities Laws and regulatory requirements all certificates representing the Subscribed Units, as well as all certificates issued in exchange for or in substitution of the foregoing securities, until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, IF IN EACH CASE AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO THAT EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON EXCHANGES IN CANADA.

provided that: (i) at any time the Corporation is a "foreign issuer" as defined in Rule 902(e) of Regulation S, if such securities are being sold in accordance with the requirements of Rule 904 of Regulation S, as referred to above, and in compliance with local laws and regulations, the legend may be removed by providing a declaration to the Corporation’s transfer agent for such securities, in the form attached hereto as Schedule C (or as the Corporation may prescribe from time to time), together with any other evidence, which may include an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act, required by the Corporation or such transfer agent; and (ii) if any such securities are being sold pursuant to Rule 144, the legend may be removed by delivery to the registrar and transfer agent for such securities of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f)   The Subscriber understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Common Shares not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws.

(g)   The Subscriber understands and acknowledges that the exercise of Warrants will be subject to certain restrictions under the U.S. Securities Act, and that unless exercised by the original purchaser of Units, the Warrants may not be exercised by or on behalf of a person in the United States or by or on behalf of a U.S. Person, unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from registration is available, and the purchaser agrees to comply with such restrictions.  It also acknowledges that it has been advised to consult with its own legal advisors with respect to such restrictions on exercise and that it is solely responsible (and the Corporation is not in any manner responsible) for complying with such restrictions.  It hereby agrees and consents by acceptance hereof that the certificate or certificates representing the Warrants shall be impressed with a legend reciting that the exercise thereof is restricted, substantially in the following form:

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

(h)   The Subscriber and each beneficial purchaser for whom it is acting shall execute and file, together with the prescribed fees, all documentation required by the applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed to permit the subscription for, and issuance of, the Subscribed Units and thereafter for any subsequent disposition thereof.

(i)   If required by applicable Securities Laws or by the Corporation, the Subscriber and each beneficial purchaser for whom it is acting will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Subscribed Units as may be required by any securities commission, stock exchange or other regulatory authority.

(j)   The Subscriber has not received or been provided with and does not need to receive a prospectus, registration statement, offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber's decision to subscribe for Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation. The Subscriber's decision to subscribe for Units was based solely upon the Term Sheet attached hereto as Schedule "B" and information about the Corporation which is publicly available and, except for this Subscription Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with the Subscriber's subscription.  The Subscriber did not become aware of the offering and sale of the Units as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices, or other communications published in nay newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(k)   The Corporation and its counsel, are relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber's eligibility (or the eligibility of those for whom it is acting) to subscribe for Units under applicable securities laws and the Subscriber agrees to indemnify the Corporation and directors and officers against all losses (other than loss of profits), claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.  The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber (or others for whom it is acting) set forth in such applicable Schedules which takes place prior to the Closing Time.

(l)   The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus and, as a consequence of acquiring Units pursuant to such exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission and/or damages, will not be available to the Subscriber.

(m)   The Subscriber, and each beneficial purchaser for whom it is acting, is responsible for obtaining such independent legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement, including without limitation for the purpose of giving representations, warranties and covenants under this Subscription Agreement.

(n)   There is no government or other insurance covering the Units.

(o)   The Subscriber acknowledges that the Corporation's counsel are acting as counsel to the Corporation, and not as counsel to the Subscriber.

(p)   The Subscriber acknowledges that other than a reimbursement by the Corporation for up to U.S.$3,500 for the legal costs of all Subscribers in the aggregate (to be allocated by the Subscribers), in the event that the Closing occurs, all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Subscribed Units shall be borne by the Subscriber.

(q)   The Subscriber and each beneficial purchaser for whom it is acting acknowledge that the Units are speculative in nature and that there are risks associated with the purchase of Units and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Subscribed Units, fully understands the speculative nature of the Subscribed Units and is able to bear the economic risk of loss of its entire investment.

6.3  Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation in determining the Subscriber's eligibility (and, if applicable, the eligibility of others for whom the Subscriber is acting) to purchase Units under applicable Securities Laws.  The Subscriber further agrees that by accepting Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Underlying Securities.

ARTICLE 7  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1  Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber, with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.

7.2  Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation, with respect thereto, shall continue in full force and effect for the benefit of the Corporation.

ARTICLE 8  COLLECTION OF PERSONAL INFORMATION

8.1  Collection of Personal Information

The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whose benefit the Subscriber is acting):

(a)    acknowledges, consents and authorizes the Corporation to collect the Subscriber's (and any beneficial purchaser's) personal information for the purpose of completing the Subscriber's subscription and determining the Subscriber's eligibility to purchase the Subscribed Units;

(b)    acknowledges and consents to the Corporation retaining the personal information for as long as permitted or required by applicable law or business practices;

(c)    acknowledges, consents and authorizes the Corporation to deliver to the Ontario Securities Commission and other Securities Regulators, the Company's registrar and transfer agent and any other parties involved in the Offering, including legal counsel, personal information (including, without limitation,  full name, residential address, telephone number, securities held in the Corporation, number of and type of securities purchased, total purchase price, exemptions relied on and the date of distribution) pertaining to the Subscriber (and any beneficial purchaser);

(d)    acknowledges and consents to the fact that the Corporation may be required by applicable Securities Laws, stock exchange rules and Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser);

(e)    acknowledges that this information is being collected indirectly by the Ontario Securities Commission and may be collected by other Securities Regulators (as applicable), under the authority granted to them in applicable Securities Laws;

(f)    acknowledges that this information is being collected by the Ontario Securities Commission for the purposes of the administration and enforcement of the securities legislation of Ontario;

(g)    acknowledges that the public official in Ontario who can answer questions about the Ontario Securities Commission's indirect collection of such information is the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, who may be contacted at (416) 593-8086; and

(h)    represents and warrants that it has the authority to provide the consents, acknowledgements and authorizations set out in this paragraph on behalf of all beneficial purchasers.

ARTICLE 9  MISCELLANEOUS

9.1  Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2  Notices

(a)   Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)   in the case of the Corporation, to:

Stellar Pharmaceuticals Inc.
544 Egerton Street
London, Ontario
N5W 3Z8
Attention: President
Fax:            519-434-4382

with a copy to:

Fogler Rubinoff LLP
Suite 1200, 95 Wellington Street West
TD Centre
Toronto, Ontario
M5J 2Z9
Attention:   Eric Roblin
Fax:               416-941-8852
e-mail:          eroblin@foglers.com

(ii)   in the case of the Subscriber, at the address specified on the face page hereof with a copy to:

Law Offices of Aaron A. Grunfeld & Associates
2049 Century Park East, Suite 3670
Los Angeles, California 90067
Attention: Aaron A. Grunfeld
Fax:            310-788-6677
e-mail:        agrunfeld@grunfeldlaw.com

(b)   Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax or e-mail, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)   Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.3  Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4  Costs and Expenses

Subject to Section 6.2(p) hereof, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

9.5  Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the Province of Ontario and the laws of Canada applicable therein, without reference to any conflicts of law rules that would impose a law of another jurisdiction. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

9.6  Entire Agreement

This Subscription Agreement, including the Schedules hereto, and the Warrants constitute the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement, the Warrants or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.7  Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.  If less than a complete copy of this Subscription Agreement is delivered to the Corporation at Closing, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all terms and conditions of the pages not delivered at Closing unaltered.

9.8  Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto; provided, however, that the Corporation agrees that this Agreement, and all rights and privileges hereunder, may be assigned by the Subscriber to any Affiliate of the Subscriber so long as the Subscriber agrees to remain a primary obligor hereunder.

9.9  Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.10  Language

The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up on the English language. Les parties aux présentes reconnaissent et conferment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

9.11  Acceptance

The Corporation hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this ____ day of ________________, 2010.

STELLAR PHARMACEUTICALS INC.

Per:	/s/
Authorized Signing Officer

SCHEDULE "A"

ACCREDITED INVESTOR CERTIFICATE

TO:	STELLAR PHARMACEUTICALS INC. (the “Corporation”)

Reference is made to the subscription agreement between the Corporation and the undersigned (referred to herein as the “Subscriber”) dated as of the date hereof (the “Subscription Agreement”).  Upon execution of this Subscriber Certificate by the Subscriber, this Subscriber Certificate will be incorporated into and form a part of the Subscription Agreement.

Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”) promulgated under applicable Securities Laws. All monetary references are in Canadian dollars.

In connection with the purchase of units (“Units”) of the Corporation by the Subscriber, the Subscriber represents, warrants and covenants (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting under the Subscription Agreement) and certifies to the Corporation and acknowledges that the Corporation is relying thereon that:

General

A.  one of the following clauses (i), (ii) or (iii) applies:

(i)
the Subscriber is resident in or otherwise subject to the laws of the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of the Subscription Agreement and is purchasing as principal for its own account and not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of any of the Special Warrants;

(ii)
the Subscriber is contracting hereunder on behalf of a Disclosed Principal and such Disclosed Principal is resident in or otherwise subject to the laws of the jurisdiction set out as the “Disclosed Principal’s Residential Address” on the face page of the Subscription Agreement and is purchasing as principal for its own account and not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of any of the Special Warrants; or

(iii)
the Subscriber is deemed to be purchasing as principal pursuant to NI 45-106 with respect to a purchase of the Special Warrants, by virtue of the fact that it is a trust company or trust corporation described in clause (p) of the definition of “accredited investor” in Section B below and is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, or by virtue of the fact that it is a person or company described in clause (q) of the definition of “accredited investor” in clause B below;  and

Prospectus Exemptions

B.  one of the following clauses (i) or (ii) applies (check applicable category):

(i)
the Subscriber or the Disclosed Principal, as applicable, is an “accredited investor”, as such term is defined in NI 45-106, and as at the Closing Date, the Subscriber or the Disclosed Principal, as applicable, falls within one or more of the following categories checked below:

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(a) a Canadian financial institution, or a Schedule III bank;	☐

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);	☐

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
☐

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);
☐

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	☐

(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
☐

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,;	☐

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;	☐

(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
☐

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;	☐

(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and that was not created or used solely to purchase or hold the Special Warrants as an accredited investor;
☐

2

(n) an investment fund that distributes or has distributed its securities only to:
(i)    a person that is or was an accredited investor at the time of the distribution,

(ii)   a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)   a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
☐

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
☐

(q) a person acting on behalf of a fully managed account managed by that person, if that person:
(i)    is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)   in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
☐

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	☐

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
☐

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or	☐

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.	☐

3

(ii)   if not purchasing under clause B.(i), above, the Aggregate Subscription Price of the Special Warrants purchased by the Subscriber or the Disclosed Principal, as the cause may be, is not less than $150,000 paid in cash at the time of the trade and the Subscriber or the Disclosed Principal, as the case may be, has not been created or used solely to purchase or hold securities in reliance on this exemption.

C.   The following definitions are included for convenience:

(a)	“Canadian financial institution” means:
(i)
an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)
“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where “control person” means any person that holds or is one of a combination of persons that hold:

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or
	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;
(c)	“eligibility adviser” means:
(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and
(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

4

(d)	“executive officer” means, for an issuer, an individual who is:
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
	(iv)	performing a policy-making function in respect of the issuer;
(e)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(f)	“founder” means, in respect of an issuer, a person who:
	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
	(ii)	at the time of the trade is actively involved in the business of the issuer;
(g)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)
“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC (as such terms are defined in National Instrument 81-106 – Investment Fund Continuous Disclosure);

(i)
“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(j)	“non-redeemable investment fund” means an issuer:
	(i)	whose primary purpose is to invest money provided by its securityholders;
(ii)
that does not invest (A) for the purpose of exercising or seeking to exercise control of an issuer, other than issuer that is a mutual fund or a non-redeemable investment fund, or (B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

	(iii)	that is not a mutual fund;
(k)	“person” includes:
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
(l)	“related liabilities” means:
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets;

5

(m)	“spouse” means, an individual who:
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)
in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(n)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

“Affiliate” and “Control”

1.	An issuer is considered to be an affiliate of another issuer if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if:

	(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

	(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

	(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date.  If any such representation will not be true and accurate prior to the Closing Date, the undersigned will give immediate written notice of such fact to the Corporation.

Dated: ______________________________, 2010	___________________________________________
Name of Subscriber

__________________________________________________	_________________________________________________
Name of witness (if the Subscriber is an individual)	Signature of Subscriber

______________ ____________________________________	_________________________________________________
Signature of witness	If the Subscriber is a corporation, print name and title of Authorized Signing Officer

6

SCHEDULE "B"

STELLAR PHARMACEUTICALS INC.

TERM SHEET
PRIVATE PLACEMENT OF UNITS

Issuer:	Stellar Pharmaceuticals Inc. (the "Corporation")

Offering:	Private Placement of Units.

Size of the Offering:	Up to U.S.$1,000,000

Unit:
Each Unit will consist of one common share ("Common Share") and one-half of a Series 1 common share purchase warrant, one-half of a Series 2 common share purchase warrant and one-half of a Series 3 common share purchase warrant.

Unit Price:	U.S.$1.00 per Unit.

Unit Warrant Price:
Each whole Series 1 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $1.50.  Each whole Series 2 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $2.00.  Each whole Series 3 Warrant will entitle the holder to acquire one Common Share for a period of 18 months from the Closing Date at an exercise price of $2.50.

Hold Period:
Assuming that the purchaser is not an affiliate of the Corporation under the U.S. Securities Act the hold period on the Common Shares will be six months from the date of issuance or, if the purchaser is an affiliate of the Corporation the hold period on the Common Shares will be one year from the date of issuance.

The hold period on the Common Shares issuable on exercise of the Warrants will be six months from the date of exercise of the Warrants for holders who are not affiliates of the Corporation under the U.S. Securities Act and one year from the date of exercise of the Warrants for holders who are affiliates of the Corporation.

Use of Proceeds:	The net proceeds received by the Corporation from the sale of the Units will be used for general working capital purposes.

Offering Jurisdictions:
The Units will be offered for sale to purchasers in: (i) all of the provinces of Canada pursuant to available prospectus exemptions; (ii) the United States on a private placement basis only under Regulation D, Rule 144A or other available U.S. registration exemptions and (iii) jurisdictions outside of Canada and the United States, in each case in accordance with all applicable laws provided that no prospectus, registration statement or similar document is required to be filed in such jurisdiction and the Corporation does not thereafter become subject to continuous disclosure obligations in such jurisdictions.

Registration Rights:	The Subscriber shall, so long as it holds the Warrants, have such Registration and other rights as are set forth in the Warrants

SCHEDULE "C"

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	EQUITY TRANSFER & TRUST COMPANY AS TRANSFER AGENT FOR THE COMMON SHARES OF STELLAR PHARMACEUTICALS INC.

ATTENTION: _______________

The undersigned (a) acknowledges that the sale of ___________ common shares of Stellar Pharmaceuticals Inc. (the "Corporation") to which this declaration relates, represented by certificate number __________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not an "affiliate" (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

____________________________________________	____________________________________________ Name of Seller By: _________________________________________ Name Title